Exhibit 10.2

STOCK OPTION AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Option (“Notice of Grant”) by and between Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you:

WHEREAS, the Company, in order to induce you to enter into and continue in dedicated service to the Company and to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of stock of the Company;

WHEREAS, the Company adopted the Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to certain employees and service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this stock option agreement (the “Agreement”) as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and

WHEREAS, you desire to accept the option created pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.The Grant.  Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant.

2.Exercise.

(a)Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares,” as defined in the Notice of Grant.  The Option shall in all events terminate at the close of business on the Expiration Date set forth in the Notice of Grant.  Subject to other terms and conditions set forth herein, including, but not limited to, Section 3(d) of this Agreement, the Option may be exercised in cumulative installments in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the employ of or a service provider to the Company or its Subsidiaries until the applicable dates set forth therein.

(b)Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement.  No less than 100 Vested Shares may be purchased at any one time unless the number purchased is the total number of Vested Shares at that time purchasable under the Option.  In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c)Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business or shall be effectuated on any electronic platform provided by or at the direction of the Company.  Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed Notice of Stock Option Exercise in the form provided by the Company, and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.

(d)Payment of the Exercise Price may be made, at your election, with the approval of the Committee, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, (iii) by net issue exercise, pursuant to which the Company will issue to you a number of shares of Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price, (iv) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company-established policy or program for the same, or (v) any combination of the foregoing.  No fraction of a share of Stock shall be accepted by the Company in payment of the Exercise Price.

(e)If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began.  Notwithstanding the preceding sentence, if the Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then in addition to being approved by the Company, such leave must also meet the requirements of Treasury Regulation Section 1.421-1(h)(2), as applicable.

3.Effect of Termination of Service on Exercisability.  Except as provided in Sections 6 and 7 or an Employment Agreement, this Option may be exercised only while you continue to perform services for the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your service, except as follows:

(a)Termination on Account of Disability.

(i)If your service with the Company or any Subsidiary terminates by reason of Disability (as defined below), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, or by a Permitted Transferee who acquires this Option in compliance with Section 7(a) of the Plan) at any time during the period ending on the earlier to occur of (A) the date that is one year following such termination, or (B) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date your service so terminates.

(ii)As used in this Agreement, “Disability” shall have the meaning set forth in your Employment Agreement (as defined in Section 2(f) above), or if no such Employment Agreement exists or such Employment Agreement does not define “Disability,” “Disability” means, as determined by the Board or the Committee, in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that you are either unable to perform the essential functions of your position, with or without a reasonable accommodation for your disability, or to perform the essential functions of your position without an accommodation that would be an undue hardship for the Company or a Subsidiary to provide.

(b)Termination on Account of Death.  If you cease to perform services for the Company or any Subsidiary due to your death or die within 30 days of your termination of employment (or termination of your service relationship) with the Company or a Subsidiary, your estate, the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, or a Permitted Transferee who acquires this Option in compliance with Section 7(a) of the Plan, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is one year following your death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your death.

(c)Termination not for Cause.

(i)If your service with the Company or any Subsidiary terminates for any reason other than as described in Sections 3(a) or (b) of this Agreement, unless such service is terminated for Cause (as defined below), this Option may be exercised by you (or by a Permitted Transferee who acquires this Option in compliance with Section 7(a) of the Plan) at any time during the period ending on the earlier to occur of (A) the date that is three months following your termination, or (B) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your termination.

(ii)As used in this Agreement, “Cause” means your (A) commission of a willful criminal act, such as fraud, embezzlement or theft, provided that it is proven that you committed such willful criminal act, (B) conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, or (C) unlawful use or unlawful possession of alcohol or illegal drugs (however, for purposes of this Agreement, unlawful use and possession of alcohol shall be limited to a conviction of any alcohol-related crime, including driving while intoxicated); and provided that in no event shall the termination of your employment or service relationship as a result of bad judgment or negligence on your part be considered a termination for Cause.

(d)Termination in Connection with a Change in Control.

(i)If (A) your service with the Company or any Subsidiary is terminated for a reason described in Section 3(a) or (b) following a Change in Control or is terminated by the Company for a reason other than Cause in anticipation of or following a Change in Control, or (B) following a Change in Control, you terminate your employment or service relationship with the Company for Good Reason (as defined below), then any Option Shares that are Nonvested Shares on the date of the Change in Control shall become Vested Shares immediately prior to the termination of your employment or service relationship.

(ii)As used in this Agreement, “Good Reason” shall mean (A) any reduction in your annual cash base salary or cash bonus compensation from the level of such compensation immediately prior to the Change in Control, (B) any termination or reduction of a material benefit under any benefit plan in which you participate unless there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to the Change in Control, (C) any requirement that you relocate away from the Dallas/Fort Worth metropolitan area, or (D) without limiting the generality of the foregoing, any material breach by the Company of this Agreement or any other agreement between you and the Company.

(e)Miscellaneous Post-Termination Exercise Provisions.  This Option will not be exercisable following your termination of employment, or the termination of your service relationship, with the Company, except as provided in this Section 3.  The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise, pursuant to Section 2(c) of this Agreement.

4.Transferability.  The Option, and any rights or interests therein will be transferable by you only to the extent approved by the Committee in conformance with Section 7(a) of the Plan.  If this Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then such option shall not be transferable by you other than by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you, in each case, unless otherwise specifically permitted pursuant to section 422 of the Code or the regulations issued thereunder.  If Following the transfer of this Option, as permitted by the Committee in its complete discretion, (a) this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the terms “you,” “your,” and “Participant,” as used in this Agreement, the Plan, and the Notice of Grant, shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, your estate or heirs if you are deceased, or other transferee, as applicable, to the extent appropriate to enable the holder to exercise this Option in accordance with the terms of the Plan and applicable law and (b) the provisions of this Option relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described herein, this Option shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, your estate or heirs if you are deceased, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

5.Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (a) a registration statement under the Securities

Act is in effect at the time of exercise of the Option with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained.  As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.Extension if Exercise Prevented by Law.  Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

7.Extension if You are Subject to Section 16(b).  Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and any Subsidiary, or (c) the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

8.Withholding Taxes.  The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option.  In connection with such an event requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations.  If you elect to use a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes and the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award.  The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

9.Status of Stock.  With respect to the status of the Stock, you understand and agree to all of the following:

(a)If the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act or any state securities law as of such date, then in the event exemption from registration under the Securities Act is available upon an exercise of this Option, you (or such other person permitted to exercise this Option if applicable), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.

(b)You agree that the shares of Stock that you may acquire by exercising this Option will be acquired for investment without a view to distribution, within the meaning of the Securities Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  You also agree that the shares of Stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

(c)You agree that (i) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of the terms and provisions of any stockholder or investors’ rights agreement, Section 7(a) of the Plan, or any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

10.Adjustments.  The terms of the Option, including the number and type of shares subject to the Option and the option price shall be subject to adjustment in accordance with Section 8 of the Plan.

11.Legends.  The Company may at any time place legends, referencing any restrictions imposed on the shares pursuant to this Agreement, and any applicable federal, state or foreign securities law restrictions, on all certificates representing shares of Stock subject to the provisions of this Agreement.

12.Notice of Sales Upon Disqualifying Disposition of ISO.  If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section 12.  You must promptly notify the Chief Financial Officer of the Company if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant.  Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant.  At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers.  Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

13.Right to Terminate Services.  Nothing contained in this Agreement shall confer upon you the right to continue in the employ of, or performing services for, the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

14.Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

15.Remedies.  The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

16.No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

17.Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

18.No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

19.Company Records.  Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

20.Notice.  Each notice required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which such notice is actually received by the person to whom it is properly addressed or if earlier the date sent via certified mail.

21.Waiver of Notice.  Any person entitled to notice hereunder may, by written form, waive such notice.

22.Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23.Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

24.Company Action.  Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

25.Headings.  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26.Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

27.Consent to Texas Jurisdiction and Venue.  You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Option or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

28.Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

29.No Assignment.  You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

30.Clawback. This Agreement and your Award is subject to any written clawback policies of the Company, whether in effect on the Date of Grant or adopted, with the approval of the Board, following the Date of Grant. Any such policy may subject your Option and amounts paid or realized with respect to your Option to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Option.

31.Miscellaneous.

(a)This Agreement and the Notice of Grant are subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between any terms and conditions of this Agreement, the Notice of Grant, and the terms and provisions of an employment agreement, consulting agreement, severance or change in control agreement, if any, between you and the Company or any Subsidiary or other Affiliate (the “Employment Agreement”), the terms and conditions of the Employment Agreement shall be controlling.  Taking into account the provisions of Section 6(a) of the Plan, if there is any conflict or inconsistency between the Plan and the Notice of Grant, this Agreement, or the Employment Agreement, then you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of the Notice of Grant, this Agreement, or the Employment Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

(b)This Agreement and the Notice of Grant may be amended the Board or by the Committee at any time (a) without your consent, so long as the amendment does not materially and adversely affect your rights under the Option, or (b) with your consent.  For purposes of clarity, any adjustment made to the Award pursuant to Sections 8(b) through 8(g) of the Plan will be deemed not to materially and adversely affect your rights under this Award.

(c)If this Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then in the event the Option Shares (and all other options designed pursuant to section 422 of the Code granted to you by the Company or any parent of the Company or Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

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